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                                                                     Exhibit 3.2







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                                     BYLAWS

                                       OF

                               GETTY IMAGES, INC.

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Originally Adopted February 8, 1998
As Amended on July 23, 2002

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
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                                TABLE OF CONTENTS

ARTICLE I.  OFFICES

SECTION 1.01     Registered Office                                                 1
SECTION 1.02     Other Offices                                                     1

ARTICLE II.  MEETINGS OF STOCKHOLDERS

SECTION 2.01     Annual Meetings                                                   1
SECTION 2.02     Special Meetings                                                  1
SECTION 2.03     Notice of Meetings                                                1
SECTION 2.04     Waiver of Notice                                                  2
SECTION 2.05     Adjournments                                                      2
SECTION 2.06     Quorum                                                            2
SECTION 2.07     Voting                                                            3
SECTION 2.08     Proxies                                                           3
SECTION 2.09     Organization                                                      3
SECTION 2.10     Advance Notice of Business to be Transacted at Annual
                 Meeting                                                           3

ARTICLE III.  BOARD OF DIRECTORS

SECTION 3.01     General Powers                                                    5
SECTION 3.02     Number, Classes and Term of Office                                5
SECTION 3.03     Resignation                                                       5
SECTION 3.04     Removal                                                           6
SECTION 3.05     Meetings                                                          6
            (a)  Annual Meetings                                                   6
            (b)  Other Meetings                                                    6
            (c)  Notice of Meetings                                                6
            (d)  Place of Meetings                                                 6
            (e)  Quorum and Manner of Acting                                       6
            (f)  Minutes of Meetings                                               7

SECTION 3.06     Action by Consent                                                 7
SECTION 3.07     Action by Means of Telephone or Similar Communications
                 Equipment                                                         7
SECTION 3.08     Compensation                                                      7

ARTICLE IV.  COMMITTEES OF THE BOARD                                               7

ARTICLE V.  OFFICERS

SECTION 5.01     Officers                                                          8
SECTION 5.02     Authority and Duties                                              8
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

SECTION 5.03     Term of Office, Resignation and Removal                           8
SECTION 5.04     Vacancies                                                         8
SECTION 5.05     Office of the Chairman                                            8
SECTION 5.06     Chief Executive Officer                                           9
SECTION 5.07     Vice Presidents                                                   9
SECTION 5.08     The Secretary                                                     9
SECTION 5.09     Assistant Secretaries                                             10
SECTION 5.10     The Treasurer                                                     10
SECTION 5.11     Assistant Treasurers                                              10
SECTION 5.12     Additional Officers                                               10
SECTION 5.13     Removal of Certain Officers                                       10

ARTICLE VI.  CHECKS, DRAFTS, NOTES AND PROXIES

SECTION 6.01     Dividends                                                         11
SECTION 6.02     Checks, Drafts and Notes                                          11
SECTION 6.03     Execution of Proxies                                              11

ARTICLE VII.  SHARES AND TRANSFERS OF SHARES

SECTION 7.01     Certificates of Stock                                             11
SECTION 7.02     Record                                                            11
SECTION 7.03     Transfer of Stock                                                 12
SECTION 7.04     Addresses of Stockholders                                         12
SECTION 7.05     Lost, Destroyed or Mutilated Certificates                         12
SECTION 7.06     Facsimile Signatures                                              12
SECTION 7.07     Regulations                                                       12
SECTION 7.08     Record Date                                                       13
SECTION 7.09     Registered Stockholders                                           13

ARTICLE VIII.  BOOKS AND RECORDS                                                   13

ARTICLE IX.  SEAL                                                                  13

ARTICLE X.  FISCAL YEAR                                                            14

ARTICLE XI.  INDEMNIFICATION                                                       14
            (a)  General                                                           14
            (b)  Derivative Actions                                                14
            (c)  Successful Defense                                                15
            (d)  Proceedings Initiated by any Person                               15
            (e)  Procedure                                                         15
            (f)  Advancement of Expenses                                           15
            (g)  Rights not Exclusive                                              15
            (h)  Insurance                                                         16
            (i)  Definition of Corporation                                         16
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

            (j)  Certain Other Definitions                                         16
            (k)  Continuation of Rights                                            16
            (l)  Repeal or Modification                                            16

ARTICLE XII.  AMENDMENTS                                                           17

                                      iii

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                                     BYLAWS

                                       OF

                               GETTY IMAGES, INC.



                                    ARTICLE I

                                     OFFICES

         SECTION 1.01. Registered Office. The registered office of Getty Images, Inc. (the "Corporation") in the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

         SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may from time to time require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of Directors of the Corporation ("Directors"), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting.

         SECTION 2.02. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called as set forth in the Amended and Restated Certificate of Incorporation of the Corporation or in any amendment thereto (the "Certificate of Incorporation"). Unless otherwise prescribed by statute or by the Certificate of Incorporation, special meetings may not be called by any other person or persons.

         SECTION 2.03. Notice of Meetings.

         (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held and by whom the meeting is being called, shall be given personally or by first-class

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mail (airmail in the case of international communications) to each holder of common stock, par value $0.01 per share ("Common Stock"), of the Corporation entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing, the Secretary of the Corporation (the "Secretary") shall have received from any stockholder a written request that notices intended for such stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such stockholder shall be mailed to the address designated in such request.

         Notice of a special meeting of stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of stockholders shall state the purpose or purposes of such meeting.

         SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of stockholders need not be given to any stockholder entitled to vote at such meeting who files a written waiver of notice with the Secretary, duly executed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any written waiver of notice thereof. Attendance of a stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except as provided by law.

         SECTION 2.05. Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 calendar days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the adjourned meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         When any meeting is convened, the presiding officer, if directed by the Board, may adjourn the meeting if (a) no quorum is present for the transaction of business, or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (i) to consider fully information which the Board determines has not been made sufficiently or timely available to stockholders or (ii) otherwise to exercise effectively their voting rights.

         SECTION 2.06. Quorum. Except as otherwise provided by law or the Certificate of Incorporation, whenever a class of stock of the Corporation is entitled to vote as a separate class, or whenever classes of stock of the Corporation are entitled to

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vote together as a single class, on any matter brought before any meeting of the stockholders, whether annual or special, holders of shares entitled to cast a majority of the votes entitled to be cast by all the holders of the shares of stock of such class voting as a separate class, or classes voting together as a single class, as the case may be, outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of stockholders, the stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

         SECTION 2.07. Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder. Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, when a quorum is present with respect to any matter brought before any meeting of the stockholders, the vote of the holders of stock casting a majority of the votes entitled to be cast by all the holders of the stock constituting such quorum shall decide any such matter. Votes need not be by written ballot, unless the Board, in its discretion, requires any vote or votes cast at such meeting to be cast by written ballot.

         SECTION 2.08. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of stockholders at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period.

         SECTION 2.09. Organization. Meetings of stockholders of the Corporation shall be presided over by a Chairman of the Board ("Chairman") in accordance with Section 5.05 of Article V, or in the absence of a Chairman, by the Chief Executive Officer of the Corporation (the "Chief Executive Officer"), or in the absence of the Chief Executive Officer by a Director chosen by a majority of the Directors present at such meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary of the Corporation ("Assistant Secretary"), shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

         SECTION 2.10. Advance Notice of Business to Be Transacted at Annual Meetings.

         (a) To be properly brought before the annual meeting of stockholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof), or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation (A) who is a stockholder of

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record on the date of the giving of the notice provided for in this Section 2.10 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedure set forth in this
Section 2.10. In addition to any other applicable requirements, including but not limited to the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of this Section 2.10(a), such stockholder must have given timely notice thereof in proper written form to the Secretary.

         (b) To be timely, a stockholder's notice to the Secretary pursuant to clause (iii) of Section 2.10(a) must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs.

         (c) To be in proper written form, a stockholder's notice to the Secretary pursuant to clause (iii) of Section 2.10(a) must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and
(v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 2.10; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this
Section 2.10 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 3.01. General Powers. The property, business and affairs of the Corporation shall be managed by, or under the direction of, the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things that are not conferred upon or reserved to the stockholders by law, the Certificate of Incorporation or these Bylaws.

         SECTION 3.02. Number, Classes and Term of Office. Unless otherwise provided in the Certificate of Incorporation, the Board shall consist of ten
(10) Directors, or any number of Directors as the Board may fix by the vote of a majority of the entire Board. The Directors shall be divided into three classes, designated Class I (initially four Directors), Class II (initially three Directors) and Class III (initially three Directors). Except as otherwise provided in the Certificate of Incorporation, the term of the initial Class I Directors shall terminate on the date of the 1998 annual meeting of stockholders; the term of the initial Class II Directors shall terminate on the date of the 1999 annual meeting of stockholders; and the term of the initial Class III Directors shall terminate on the date of the 2000 annual meeting of stockholders. At each annual meeting of stockholders, beginning with the 1998 annual meeting of stockholders, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term by a plurality of the votes. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. The term of a Director elected by stockholders to fill a newly created directorship or other vacancy shall expire at the same time as the terms of the other Directors of the class for which the new directorship is created or in which the vacancy occurred. Any vacancy on the Board that results from an increase in the number of Directors and any other vacancy occurring on the Board, howsoever resulting, may be filled only by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director so elected by the Board to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such Director shall have been elected. Directors need not be stockholders of the Company.

         SECTION 3.03. Resignation. Any Director may resign at any time by giving written notice to the Board, a Chairman or the Secretary. Any such resignation shall take effect at the time specified in such notice or, if the time when it shall become effective shall not be specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                       5

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         SECTION 3.04. Removal. Subject to the provisions of the Certificate of
Incorporation and the DGCL, any or all of the Directors may be removed only for due cause by vote of the record holders of a majority of the holders of stock entitled to vote thereon at a meeting of the stockholders; provided, however, that no such removal can be made at such meeting unless the notice thereof specifies such removal and the reasons thereof as one of the matters that shall be considered at such meeting.

         SECTION 3.05. Meetings

         (a) Annual Meetings. As soon as practicable after each annual election of Directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.06 hereof.

         (b) Other Meetings. Other meetings of the Board shall be held as the Board shall from time to time determine or upon call by any of a Chairman, the Chief Executive Officer, a majority of the entire Board or stockholders having 15% or more of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of Directors, voting together as a single class.

         (c) Notice of Meetings. Regular meetings of the Board may be held without notice. The Secretary shall give written notice to each Director of each special meeting of such meeting. Notice of each such meeting shall be given to each Director, either by mail, at least two days before the day on which such meeting is to be held, or by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone 48 hours prior to such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

         (d) Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time, by resolution, determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

         (e) Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a majority of the total number of Directors then in office shall be necessary at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the affirmative vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.

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         (f) Minutes of Meetings. The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

         SECTION 3.06. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent or consents thereto is signed by all the members of the Board or such committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board or such committee.

         SECTION 3.07. Action by Means of Telephone or Similar Communications Equipment. Anyone or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

         SECTION 3.08. Compensation. Each Director, in consideration of his serving as such, shall be entitled to receive from the Corporation such amount per annum, if any, or such fees, if any, for attendance at meetings of the Board or of any committee thereof, or both, as the Board shall from time to time determine. The Board may likewise provide that the Corporation shall reimburse each Director or member of a committee for any expenses incurred by him on account of his attendance at any such meeting. Nothing contained in this Section
3.09 shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                             COMMITTEES OF THE BOARD

         The Board may designate standing or temporary committees, each committee to consist of one or more Directors of the corporation. Any such committee, to the extent provided in the resolution of the Board establishing such committee or in a charter of the committee, shall have and may exercise the powers and authority of the Board in the management of the business and affairs of the Corporation, but no such committee shall have the power or authority in reference to (a) approving or adopting, or recommending to the stockholders any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (b) amending these Bylaws. (Amended in its entirety 7/23/02)

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                                    ARTICLE V

                                    OFFICERS

         SECTION 5.01. Officers. The officers of the Corporation shall be one or more Chairman, the Chief Executive Officer, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

         SECTION 5.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent not so provided, by resolution of the Board.

         SECTION 5.03. Term of Office, Resignation and Removal.

         (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board; provided, however, that a Chairman shall be appointed by a majority of the number of Directors constituting the entire Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

         (b) Any officer may resign at any time by giving written notice to the Board, a Chairman or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, a Chairman or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         (c) Except as otherwise provided in these Bylaws, officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board.

         SECTION 5.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 5.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

         SECTION 5.05. Office of the Chairman.

         (a) A Chairman shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. A Chairman shall perform all duties incident to the office of a Chairman of the Board and all such other

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duties as may from time to time be assigned to a Chairman by the Board or these
Bylaws. The Board may in its sole discretion appoint two persons to be Co-Chairman of the Corporation and each such Co-Chairman will have the same powers and authority as if each Co-Chairman served as the sole Chairman of the Corporation.

         (b) A Chairman will have the power to call special meetings of stockholders and to call special meetings of the Board. A Chairman will preside over the meetings of the Board and the meetings of the stockholders. If there are Co-Chairmen of the Corporation, the Co-Chairmen will preside over the meetings of the Board and the meetings of the stockholders on a rotational basis such that at each subsequent meeting of the Board and each subsequent meeting of the stockholders, the Co-Chairman who did not preside at the most recent meeting of the Board, in the case of meetings of the Board, or the most recent meeting of stockholders, in the case of meetings of the stockholders, shall preside if present. If a Chairman is not present at a meeting of the Board or at a meeting of the stockholders, the Chief Executive Officer shall preside, and if the Chief Executive Officer is not present at such meeting, a Director chosen by a majority of the Directors present shall preside over the meeting.

         SECTION 5.06. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the oversight of a Chairman. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and all such other duties as may from time to time be assigned to him by the Board or these Bylaws.

         SECTION 5.07. Vice Presidents. Vice Presidents, if any, shall generally assist the Chief Executive Officer and perform such other duties as the Board or the Chief Executive Officer shall prescribe, and in the absence or disability of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer, in such order as may be determined by the Board.

         SECTION 5.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, a Chairman or the Chief Executive Officer and shall act under the supervision of the Chief Executive Officer. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and stockholder records and such other books and records of the Corporation as the Board, a Chairman or the Chief Executive Officer may direct and shall perform all other duties

                                       9

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incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, a Chairman or the Chief Executive Officer.

         SECTION 5.09. Assistant Secretaries. Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

         SECTION 5.10. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation, shall exercise supervision over all of the financial affairs of the Corporation, shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board, a Chairman and the Chief Executive Officer. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, a Chairman or the Chief Executive Officer shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

         SECTION 5.11. Assistant Treasurers. Assistant Treasurers of the Corporation, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

         SECTION 5.12. Additional Officers. The Board may appoint such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have authority and exercise such powers and perform such duties as shall be determined from time to time by the Board, by resolution not inconsistent with these Bylaws, a Chairman or by the Chief Executive Officer.

         SECTION 5.13. Removal of Certain Officers. Neither a Chairman nor the Chief Executive Officer may be removed from office unless such removal shall have first been approved by two-thirds of the number of Directors constituting the entire Board.

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                                   ARTICLE VI

                        CHECKS, DRAFTS, NOTES AND PROXIES

         SECTION 6.01. Dividends. Dividends shall be declared only out of any assets or funds of the Corporation legally available for the payment of dividends at such times as the Board shall direct. Dividends shall be paid to holders of the stock of the Corporation in U.S. dollars.

         SECTION 6.02. Checks, Drafts and Notes. All checks, drafts and other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board.

         SECTION 6.03. Execution of Proxies. A Chairman or the Chief Executive Officer, or, in the absence or disability of all of them, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by a Chairman, the Chief Executive Officer or any Vice President.

                                   ARTICLE VII

                         SHARES AND TRANSFERS OF SHARES

         SECTION 7.01. Certificates of Stock. Every owner of shares of stock of the Corporation shall be entitled to have a certificate evidencing the number of shares of stock of the Corporation owned by him or it and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board shall prescribe. Each such certificate shall bear the signature (or a facsimile thereof) of a Chairman, the Chief Executive Officer or any Vice President and of the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation.

         SECTION 7.02. Record. A record shall be kept of the name of the person, firm or corporation owning the stock represented by each certificate evidencing stock of the Corporation issued, the number of shares represented by each such certificate, and the date thereof, and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

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

         SECTION 7.03. Transfer of Stock.

         (a) The transfer of shares of stock and the certificates evidencing such shares of stock of the Corporation shall be governed by Article 8 of Subtitle I of Title 6 of the Delaware Code, as amended from time to time.

         (b) Registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed.

         SECTION 7.04. Addresses of Stockholders. Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to so designate such an address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his last known post office address.

         SECTION 7.05. Lost, Destroyed or Mutilated Certificates. A holder of any shares of stock of the Corporation shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing all or any such shares of stock. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         SECTION 7.06. Facsimile Signatures. Any or all of the signatures on a certificate evidencing shares of stock of the Corporation may be facsimiles.

         SECTION 7.07. Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates evidencing stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures (or a facsimile or facsimiles thereof) of any of them. The Board may at any time terminate the employment of any transfer agent or any registrar of transfers. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar,

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

whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though that person or persons who signed or whose facsimile signature has been placed upon such certificate or certificates had not ceased to be such officer, transfer agent or registrar.

         SECTION 7.08. Record Date. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of stockholders entitled to notice of, or to vote at, any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         SECTION 7.09. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                  ARTICLE VIII

                                BOOKS AND RECORDS

         SECTION 8.01. Books and Records. The books and records of the Corporation may be kept at such place or places within or without the State of Delaware as the Board may from time to time determine.

                                   ARTICLE IX

                                      SEAL

         SECTION 9.01. Seal. The Board may approve and adopt a suitable corporate seal, which shall bear the full name of the Corporation.

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

                                    ARTICLE X

                                   FISCAL YEAR

         SECTION 10.01. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December of each year unless changed by resolution of the Board.

                                   ARTICLE XI

                                 INDEMNIFICATION

         SECTION 11.01. Indemnification.

         (a) General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now of hereafter in effect, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the

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

State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) Successful Defense. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Proceedings Initiated by any Person. Notwithstanding anything to the contrary contained in subsections (a) or (b) above, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board.

         (e) Procedure. Any indemnification under subsections (a) and (b) above (unless ordered by a court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) above. Such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (i) by a majority vote of a quorum of the Directors who are not parties to such action, suit or proceeding, or (ii) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders of the Corporation.

         (f) Advancement of Expenses. Expenses (including attorneys' fees) incurred by a Director or an officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking in form and substance satisfactory to the Corporation by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to this Article XI or as otherwise authorized by law. Such expenses (including attorneys' fees) incurred by former Directors and officers, other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

         (g) Rights Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this
Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of

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

stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (h) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

         (i) Definition of Corporation. For purposes of this Article XI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (j) Certain Other Definitions. For purposes of this Article XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as referred to in this Article XI.

         (k) Continuation of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (l) Repeal or Modification. Any repeal or modification of this Article XI by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to advancement of expenses that any person may have at the time of such repeal

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

or modification with respect to any acts or omissions occurring prior to such repeal or modification.

                                   ARTICLE XII

                                   AMENDMENTS

         SECTION 12.01. Amendments. These Bylaws, or any of them, may be altered, amended or repealed, or new bylaws may be made, but only to the extent any such alteration, amendment, repeal or new bylaw is not inconsistent with any provision of the Certificate of Incorporation, by two-thirds of the number of Directors constituting the entire Board.

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